ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT (this "Agreement") dated August 4, 2001, between CDEX Inc., a Nevada corporation ("Buyer"), and Loch Harris, Inc., a Nevada corporation ("Loch") and Chem Tech, Inc., a subsidiary of Loch ("ChemTech") (jointly and severally, "Company").

                                    RECITALS

                  A. Company is or has been engaged in the Business, as that term is defined herein below.

                  B. ChemTech is a wholly owned subsidiary of Loch, having been created for the purpose of assisting Loch in the Business.

                  C. The Business is carried on by Company at one or more facilities operated by Company and by contractors (the "Contractors") performing services on behalf of Company.

                  D. Buyer desires to purchase from Company, and Company desires to sell to Buyer, all of the property and assets of Company that are related to the Business, as are more particularly set forth herein.

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF ASSETS

         1.1.  DEFINITION OF "BUSINESS".  As used herein,  "Business" shall mean
(i) any and all research, development, manufacture, production, marketing, distribution, exploitation, use, and sale of any and all proprietary technologies, processes and related products in all fields of use of chemical detection and nanometrology, and technical processes related thereto, which the Company and its affiliates, including all Contractors acting on behalf of the Company, have at any time undertaken, investigated, performed conducted, planned to conduct or perform, or attempted to conduct or perform, (ii) the technical/business services and various operations carried on by or related to the chemical detection technologies, nanometrology technologies, processes and related products and associated by trade name or otherwise with the Company on the date hereof; and (iii) any and all research, development, manufacture, production, marketing, distribution, exploitation, use, and sale of any and all proprietary technologies, processes and related products in all fields of use in which Wade Poteet, Harold Cauthen, and Henry Blair, acting as independent contractors for Company and the Operations Team as defined in the June 1, 2001 Agreement with Loch Harris had been performing for Company at any time. Where the context allows, the term "Business" shall also mean Company insofar as the operation of the Business, as above defined, is concerned.

         1.2. ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Company shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept, all of the business, rights, and assets (of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued,

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contingent or otherwise, and wherever situated) of Company, used, held for use of acquired or developed for use in the Business, or developed by Company in the course of conducting the Business or by persons employed in the Business or by Contractors for the Business (collectively the "Purchased Assets"). The Purchased Assets include those noted in Exhibit A to this document.

2.       NO ASSUMPTION OF LIABILITIES

         2.1. NO LIABILITIES TO BE ASSUMED. As used in this Agreement, the term "Liability shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, penalty, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Buyer is not assuming and shall not assume or perform or discharge any Liability of Company, and all such Liabilities shall be and remain the responsibility of Company, expressly including  but not  limited to (i) any and all  Liabilities  in  relation to any agreement between Company and Henry Blair or any person or entity affiliated with Henry Blair (Henry Blair and any person or entity affiliated with Henry Blair shall be referred to herein collectively as the "Blair Affiliates"); (ii) any and all taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes relating to the transaction contemplated herein; (iii) any and all Liabilities of Company for federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account thereof); (iv) any and all Liabilities with respect to any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative, including any third-party claims for personal injury or property damage, now or hereafter asserted, relating to or arising out of the operation of the Business by Company prior to the Closing or Company's use of, or Company's ability to transfer the use of, any of the Purchased Assets ("Litigation"); (v) any and all Liabilities to a third party for infringement of such third party's rights; (vi) any and all Liabilities of Company for any violation of or failure to comply with any statue, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other; (vii) any and all Liabilities arising under or related in any way to any contract or agreement between Company and a Contractor or between Company and a vendor, or to the performance of services for, or the providing of material or equipment to, Company by a Contractor or other third party, and (viii) any and all Liabilities arising under agreements between Loch Harris and/or Chem. Tech related to ownership interests in the Business in any form.

         2.2. INDEPENDENT CONTRACTORS. Company acknowledges that Company entered into Independent Contractor Agreements dated September 1, 1999, with Harold Cauthen and Wade Poteet (the "Independent Consultants"), who serve as independent consultants to the Company. Company affirms that the Independent Contractor Agreements have been terminated by mutual agreement as of July 24, 2001. Company expressly affirms and agrees that Buyer may engage the Independent Consultants to perform services for Buyer without any liability to Company or Consultants for such engagement. Company expressly agrees that each Independent Consultant shall be permitted to entered into agreements with Buyer without having any liability to Company under any agreements between such Independent Consultant and Company, it being the intent of this provision to allow Buyer and each Independent Consultant to freely enter into such agreements as they may desire without any interference from Company, without any restrictions imposed by Company, and without any liability to Company therefore. The Independent Consultants are intended as third-party beneficiaries of this provision as to their ability to freely enter into an agreement with Buyer.

3.       PURCHASE PRICE - PAYMENT

         3.1 PURCHASE PRICE.

                  The purchase price (the "Purchase Price") for the Purchased Assets shall be the payment by Buyer to Loch of the shares of Buyer's Common Stock, par value $0.001 per share, in the amount set forth below and payable in accordance herewith:

         3.2 PAYMENT OF PURCHASE PRICE.

                  At the Closing (as that term is hereinafter defined), Buyer shall deliver to Loch 35,000,000 shares of Buyer's Restricted Common Stock. Buyer had previously delivered to Loch 13,000,000 shares of Buyer's Restricted Common Stock, which is affirmed by Buyer and Company to be included in the overall consideration received by Company. The 35,000,000 and 13,000,000 shares of Buyer's Restricted Common Stock are collectively referred to as the "Shareholders Shares". In addition at the Closing, Buyer shall deliver to Loch 13,000,000 shares of Buyer's Restricted Common Stock ("Loch's Share"). The 61,000,000 shares being collectively called the "Loch and Shareholders Shares").

                  The Shareholders Share shall be made available to the transfer agent for distribution to the Loch shareholders on a one for ten pro-rata basis described below as soon as practical. If the delivery to the transfer agent has not occurred by October 1, 2001, the voting rights of these shares, unless waiver by Buyer at its discretion from time to time, shall be assigned in a proxy to the Board of Directors of Buyer until such shares have been distributed to shareholders of Loch on a one for ten pro-rata basis described below. After October 1, 2001, if the Shareholders Shares have not been distributed to the Loch shareholders and it is determined that it is legally impossible or economically impractical to do so, the voting proxy for those shares shall remain with the Board of Directors of CDEX until those shares are sold, transferred or assigned to parties not controlled in any fashion by Loch or its Officers or Directors. If the number of shares of Shareholder Shares are not sufficient to accomplish a distribution of one share of Buyer's stock for each ten shares of Loch stock, then shares shall be taken from the Loch Shares to accomplish that objective. If the number of shares of Shareholders Shares exceeds the number of shares required to accomplished a one for ten distribution, such excess shall be added to the Loch Shares.

                  In addition, Buyer shall provide a combined total of 8,325,000 shares of Buyer's Restricted Common Stock to those listed in Exhibit B (the "Obligation Stock"), as directed by the Company as part of the compensation for assets transferred under this Agreement. The Obligation Stock is provided to discharge certain loans and other obligations of the Company related to the Business and Purchased Assets, to obtain a release of any lien or claim of whatever nature to the technology by such persons who had provided funds, property or services in connection with the development of the technology, Business and Purchased Asset, and to acquire the entire interest, if any (including but not limited to ownership percentage and royalty rights) in the Business or Purchased Assets originally acquired by Coldwater Capital, LLC and its affiliates. Buyer did not and was not required to review the underlying bases for these payments of stock, other than to understand that Company warrants that the payments are necessary and adequate to secure clear and unencumbered title (including
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complete  ownership  interest  with  no  royalty  rights)  to the  Business  and
Purchased Assets. Company shall indemnify Buyer against all claims to the contrary.

                  Buyer and Loch shall make every effort to complete the prompt registration of these shares (the Loch and Shareholders Shares and the Obligation Stock) as soon as practical and pursuant to appropriate filings with the Securities and Exchange Commission (the "SEC"). The Loch Shares are to be used by Loch Harris for the benefit of Loch Harris as it sees fit. However, it is agreed that as long as Loch owns these Loch Shares the voting rights of these shares shall be assigned in a proxy to the Board of Directors of Buyer. Further, the voting rights of all stock provided to any of the current Board of Directors of Loch or persons or parties under their control pursuant to this Agreement shall be assigned in a proxy to the Board of Directors of Buyer until the stock is sold, transferred, assigned or conveyed to persons or parties not controlled by such Board Member. Applicable restrictions shall be placed on these stock certificates to this effect. Loch agrees to comply strictly with all applicable federal and state laws, rules and regulations relating to the Shares. Loch shall provide and deliver to Buyer all information, certifications, and other documentation as may be requested by Buyer as part of Buyer's compliance with any applicable Laws and regulations relating to the issuance and/or registration of any of the Shares. All certificates for shares of CDEX prior to registration by the SEC shall bear an appropriate legend indicating the restriction. FILING COSTS. Company shall reimburse Buyer for all costs and expenses relating to the preparation, filing and processing of a statements to secure registration of the Registered Shares, as may be applicable, including but not limited to filing fees, attorneys' fees, accountants' fees, and printing expenses, except that Buyer shall be responsible for providing financial auditing of Buyer.

         3.3. PRORATIONS. The parties shall make such prorations, if any, as of the Closing Date hereunder as shall be normally adjusted in connections with similar transactions, with Company liable to the extent such items relate to any time period up to and including the Closing Date and Buyer liable to the extent such items relate to periods subsequent thereto.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Company makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer, or any knowledge of Buyer, and shall survive the Closing of the transactions provided for herein; provided however and notwithstanding the foregoing, if Buyer had actual knowledge that a representation or warranty of Company is false, Buyer shall be estopped from asserting a claim based on such representation or warranty.

         4.1. LOCH CORPORATE. Loch represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; it has all requisite corporate power and authority to own its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Loch pursuant hereto and to carry out the transactions contemplated hereby; and no portion of the Business is conducted by Company by means of any subsidiary or any other interest in any corporation, partnership or other entity.

         4.2. CHEMTECH CORPORATE. ChemTech represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; it has all requisite corporate power and authority to own its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by ChemTech pursuant hereto and to carry out the transactions contemplated hereby; and no portion of the Business is conducted by Company by means of any subsidiary or any other interest in any corporation, partnership or other entity.

         4.3. AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Company pursuant hereto and the consummation of the transactions contemplated have been duly authorized by the Board of Directors of Loch and ChemTech, respectively. This Agreement constitutes, and when executed and delivered the other documents and instruments to be executed and delivered by Company pursuant hereto will constitute, valid binding agreements of Loch and ChemTech, respectively, enforceable in accordance with their respective terms.

         4.4. DISCLOSURE OF LIABILITIES. The Business does not have any Liabilities, other than (i) the Liabilities discussed with Buyer, and (ii) commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice, and none of which has or will have a material adverse effect on the financial condition or results of Buyer's development, marketing, sales, and use of the Purchased Assets after the Closing. Other than as set forth in clauses (i) and (ii) in the immediately preceding sentence, Company has no knowledge of any basis for the assertion against Company of any liability in connection with or affecting the Business or the Purchased Assets, and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to such Liabilities, except commercial liabilities and obligations incurred in the ordinary course of the Business and consistent with past practice. Company agrees that it shall indemnify, defend, and hold harmless Buyer, and its directors, officers, employees, agents, contractors, and controlled and controlling persons (hereinafter "Buyer's affiliates"), from and against all Claims (as that term is defined in Section 7.1 herein) asserted against, resulting to, imposed upon, or incurred by Buyer and Buyer's affiliates or the Purchased Assets, directly or indirectly, by reason of, arising out of or resulting from in any way claims against the Company, the Purchased Assets or Business resulting from actions occurring prior to Closing, in accordance with the provisions of Section 7.

         4.5. PENDING INVESTIGATIONS AND LITIGATION. Except as set forth in the Schedule of Disclosed Pending Investigation and Litigation (Schedule C), the Company is not aware of any Litigation or Investigations pending or threatened against Company or its directors (in such capacity) that in any way involves the Business or the Purchased Assets, nor does Company know, or have grounds to know, of any basis for any Investigations or Litigation. Except as set forth in the Schedule C, neither Company nor the Purchased Assets are subject to any Order of any Government Entity. Company agrees that it shall indemnify, defend, and hold harmless Buyer, and its directors, officers, employees, agents, contractors, and controlled and controlling persons (hereinafter "Buyer's affiliates"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer and Buyer's affiliates or the Purchased Assets, directly or indirectly, by reason of, arising out of or resulting from in any way the pending Investigations and Litigation set forth in the Schedule of Disclosed Pending Investigations and Litigation, or any aspect thereof, in accordance with the provisions of Section 7.

         4.6. TITLE TO PROPERTIES. Except as to claims which are to be released and resolved by payment of the Obligation Stock at Exhibit B, Company is the owner of, has sole and exclusive possession of, and has good and marketable title to all the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, claims, actions, charges or encumbrances of any nature whatsoever, whether pending, threatened, or actual (collectively, "Liens"). Company knows of no basis for the assertion of any Lien. None of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. None of the Trade Rights, as that term is defined in Exhibit A, infringes or conflicts with any proprietary rights or other rights of any other person, and neither the use of the Trade Rights nor the development, use, manufacture or sale of any product related to the Trade Rights will infringe or conflict with any proprietary right or other right of any person. Company has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Buyer as contemplated hereby. At Closing, Buyer will receive good and marketable title to all the Purchased Assets, free and clear of all Liens of any nature whatsoever.

         4.7. NO BROKERS OR FINDERS. Neither Company nor any of its directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

         4.8. DISCLOSURE. No representation or warranty by Company in this Agreement contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

         4.9. RESTRICTED SECURITIES. Company acknowledges that the Shares have not been registered under Securities Act of 1933 and constitute "restricted securities" pursuant to Rule 144 thereunder. Company represents that Buyer has given Company the opportunity to ask questions and receive answers from Buyer regarding the Shares and the terms of the issuance thereof.

5. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to Company, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Company or any notice to Company, and shall survive the Closing of the transactions provided for herein; provided, however and notwithstanding the foregoing, if Company had actual knowledge that a representation or warranty of Buyer is false, Company shall be estopped from asserting a claim based on such representation or warranty.

         5.1 CORPORATE. Buyer represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and that it has all requisite corporate power to enter into this Agreement and the other documents and instruments and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby.

         5.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer. This Agreement constitutes, and when executed and delivered the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         5.3 NO BROKERS OR FINDERS. Neither Buyer nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

         5.4 VALIDITY OF SHARES. Buyer represents that the Shares have been duly authorized, and that when issued under the terms of this Agreement, the Shares will be validly issued, fully paid, and nonassessable shares.

         5.5 DISCLOSURE. No representation or warranty by Buyer in this Agreement contains or shall contain any untrue statement of material fact or omits or shall a material fact necessary to make the statements contained therein not misleading.

6. OTHER MATTERS

         6.1. NON-DISCLOSURE AND NONCOMPETITION AGREEMENTS. Within twenty days of the Closing, Company shall cause to be delivered to Buyer two Non-Disclosure Agreements and Noncompetition Agreements, acceptable to Buyer, one of each duly executed by Rodney A. Boone and by Mark E. Baker.

         6.2. NONCOMPETITION; CONFIDENTIALITY. Subject to the Closing, and as an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the Business, and in addition to and not in limitation of any covenants contained in any agreement executed and delivered pursuant to Section 6.1 hereof, Company hereby covenants and agrees as follows:

         6.2.1 COVENANT NOT TO COMPETE. For a period of five (5) years from the Closing Date, Company will not, directly or indirectly:

                  (i) engage in, continue in or carry on any business which competes with the Business or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

                  (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Buyer in any aspect with respect to the Business or Purchased Assets which Buyer is acquiring hereunder including but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arms' length basis with any such competitor;

                  (iii) offer employment to any employee of the Business, without the prior written consent of Buyer; or

                  (iv) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business, Purchased Assets or Assumed Liabilities; provided, however, that except as provided for in this Agreement the foregoing shall not prohibit the Company's ownership of securities of Buyer or of any corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend worldwide. The parties agree that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the Business or the Purchased Assets. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to complete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

         6.2.2. COVENANT OF CONFIDENTIALITY. Company shall not at any time subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, (ii) disclose to any person, expressly including any of the Blair Affiliates or to any Independent Contractor, or (iii) keep or make copies of documents, tapes, discs or programs containing, any Confidential Information. For purposes hereof, "Confidential Information" shall mean and include, without limitation, all Trade Rights, trade secrets, confidential business or commercial information, business plans, marketing strategies, customer lists, vendor lists, technical information, know-how, inventions, patents, discoveries (whether or not patentable), copyrights, trademarks, service marks, techniques, data, systems methods, processes, improvements, developments, enhancements, and modifications, and other proprietary rights, whether oral or written, or in recorded form, tangible or intangible, that relate in any way or manner to, or arise out of, the Business and the Purchased Assets. The Confidential Information shall also include (i) all right, title and interest to the Confidential Information arising under any laws of any country, and (ii) all right, title and interest in all causes of action relating to the Confidential Information arising under the patent, copyright, trademark, service mark, trade secret, or other laws of any jurisdiction, which causes of action have not been asserted as of the Effective Date, that have not previously been disclosed to the public directly by Company. The obligations of Company with respect to this Section 6.2.2 shall not apply to Confidential Information:

                  (i) which at the time of disclosure is, or thereafter becomes, available to the trade or the public without restriction other than through the fault, negligence, or other acts of Company; or

                  (ii) which is lawfully and in good faith obtained by Company from an independent third party without breach of this Agreement, as shown by documentation sufficient to established the third party as a source of the Confidential Information, and not obtained by the third party from Buyer or by unlawful or improper means; or

         Notwithstanding the above, however, Company and Buyer further agree that individual elements of the Confidential Information may be or become available to the general public or a third party through no fault of Company, but that such availability of individual elements of knowledge may not produce cognizant appreciation of the value of elements of knowledge and may not render known an integrated package of information having the value of Buyer's integrated package of know-how with its various parameters already reconciled and optimized in substantial part. Accordingly, Company understands that public availability, or the availability from a third party, of the individual parts of the Confidential Information does not release its obligation of confidence for Confidential Information that is not already publicly available. Further, Company will not be permitted to justify disregard of the obligations of confidence by use of the Confidential Information or parts thereof to guide a search to piece together a series of items of knowledge from unconnected sources, fitting them together by use of Buyer's package of Confidential Information to make a showing of nonsecrecy of such information. The foregoing provisions of this Section 6.2.3 notwithstanding, Company shall not be more burdened against use of information from public sources or third party sources than a third party competitor would be, had it not received disclosure of either the Confidential Information or any of its parts, and had it not had its interest therein sponsored or initiated by knowledge of the Confidential Information or any part thereof or its value. Accordingly, subject to the restrictions set forth herein, Company remains free to act on and use available information from public sources or from third party sources when and to the extent a competitor of Buyer, otherwise disinterested, would in the natural course of business learn of, appreciate the value of, and use such public source or third party source information without having responded to initiative or interest suggested by knowledge of the Confidential Information, its parts or the value thereof.

         6.2.3. EQUITABLE RELIEF FOR VIOLATIONS. Company agrees that the provisions and restrictions contained in this Article 6 are necessary to protect the legitimate continuing interests of Buyer in acquiring the Purchased Assets, and that any violation or breach of these provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Article 6, without the necessity of posting bond.

         6.3. USE OF NAME. Following the Closing, neither Company nor any Affiliate shall, without the prior written consent of Buyer, make any use of the names "Chemical Detection Technology," "Chemical Detection Technology Excellence", "CDEX", "ChemTech" or any other names confusingly similar thereto, except as may be necessary for Company to pay its liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its operation of the Business.

7.       INDEMNIFICATION

         7.1. BY COMPANY. Subject to the terms and conditions of this Article 7, Company hereby agrees to indemnify, defend and hold harmless Buyer and Buyer's affiliates from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer, Buyer's affiliates, or the Purchased Assets, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Company contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Company contained in this Agreement (regardless of whether such breach is deemed "material"); or (c) any Claim of or against Company, the Purchased Assets or the Business resulting from actions prior to closing. As used in this Agreement, the term "Claim" shall include (i) all Liabilities; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses), whether arising from or related to a Liability or Litigation or otherwise; and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid, and whether arising from or related to a Liability or Litigation or otherwise.

         7.2. BY BUYER. Subject to the terms and conditions of this Article 7, Buyer hereby agrees to indemnify, defend and hold harmless Company, its directors, officers, employees and controlling persons, from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Buyer contained in this Agreement (regardless of whether such breach is deemed "material") and (c) claims relating to use or operations of the Purchased Assets or Business after Closing.

         7.3. LIMITATION ON INDEMNIFICATION AND LIABILITY. Except for claims based on intentional fraud, the period of liability of Company to Buyer and Buyer to Company for any loss or claim, by way of indemnification or for any other loss, claim or remedy in connection with any matter related to this Agreement shall begin on the Closing Date and terminate on the earlier to occur to of the expiration of the applicable statute of limitations or three (3) years following the Closing. For a claim based on intentional fraud, the three-year period shall be extended pursuant to the applicable tolling provisions, if any, in effect in Maryland (all the foregoing in the previous two sentences is referred to as the `'Survival Period"). The parties agree that any claim for indemnification or liability of whatever nature shalt be pursued exclusively as provided in Section 7.4 or 7.5. The parties agree that the representations, warranties and covenants contained in this Section 7.3 between the parties is a significant inducement for them to approve and consummate this Agreement.

         7.4. NOTICE AND ARBITRATION OF CLAIMS FOR INDEMNIFICATION AMONG THE PARTIES.

            7.4.1 NOTICE. The Person or Persons seeking indemnification under this Article? (the "Indemnified Party") shall notify the Person or Persons from whom indemnification is sought (the "Indemnifying Party") in writing of its claim for indemnification (including the amount thereof) within the applicable Survival Period. Notices shall be sent as provided for in this Agreement.

            7.4.2 OBJECTION TO NOTICE.  The Indemnifying Party shall have thirty
(30) Business Days (the "Arbitration Review Period") after receipt of a notice under this section within which to accept such claim or to reasonably object thereto in writing. Failure of the Indemnifying Party to so object in writing within the Arbitration Review Period shall conclusively be deemed its approval to the claim for indemnification submitted by the Indemnified Party. In the event the Indemnifying party timely objects in writing, the Indemnifying Party and the Indemnified Party shall attempt to agree upon the appropriate amount, if any, of such claim for indemnification using their best good faith efforts. If the parties fail to reach agreement within fifteen (15) Business Days following the Arbitration Review Period (the "Outside Agreement Date") then the parties shall submit the dispute to arbitration as provided herein.

         7.5 INDEMNIFICATION FOR MATTERS INVOLVING THIRD PARTIES.

            7.5.1 Each of the parties shall promptly notify the other parties of any matter asserted by any Person other than a party to this Agreement (a "Third Party") which may give rise to a claim for indemnification under this Article 7 (a "Third Party Claim"); provided that any delay by the Indemnified Party in providing notice shall not affect the right of indemnification unless the Indemnifying Party's interests have been materially prejudiced by the delay, and any such notice shall comply with Section 7.4.1.

            7.5.2 An Indemnifying Party may defend an Indemnified Party against any Third Party Claim giving rise to a right of indemnification under this
Article 7 provided (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after receipt of the notice required in Section
7.5.1 that the Indemnifying Party will indemnify the Indemnified Party as required by this Agreement, (ii) the Indemnifying Party provides the Indemnified Party with reasonable evidence that the Indemnifying Party will have the financial resources to both undertake the defense and fulfill its indemnification obligations, (iii) the Third Party Claim involves only money damages and does not seek equitable relief, (iv) the settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnifying Party's choice of legal counsel for a defense under this Section 7.5.2 shall be reasonably satisfactory to the Indemnified Party.

            7.5.3 At any time an Indemnifying Party is conducting the defense of a Third Party Claim in accordance with Section 7.5.2, the Indemnified Party may retain separate co-counsel at its own expense and participate in its own defense. If both the Indemnifying Party and the Indemnified Party are participating in the defense, neither will consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the other's prior written consent, which shall not be withheld unreasonably.

            7.5.4 If, however, at any time an Indemnifying Party is conducting the defense of the Third Party Claim but not in accordance with Section 7.5.2, the Indemnified Party may conduct its own defense and may consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably determine without consulting Nvith the Indemnifying Party or obtaining its approval, in which case the Indemnifying Party shall promptly and at reasonable intervals periodically reimburse the Indemnified Party for the costs of its defense.


8. CLOSING

         The closing of this transaction ("the Closing") shall take place on August 4, 2001. Such date is referred to in this Agreement as the "Closing Date".

         8.1. DOCUMENTS TO BE DELIVERED BY COMPANY.

                  At the Closing at a later time specified below, Company shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

            8.1.1.  Bill of Sale.  Bill of sale and such  other  instruments  of assignment,  transfer,  conveyance  and  endorsement  as will be  sufficient  to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

            8.1.2. NON-DISCLOSURE AND NONCOMPETITION AGREEMENTS. Within twenty days of the Closing, the Non-Disclosure Agreements and the Noncompetition Agreements referred to in Section 6. 1, duly executed by the persons referred to in such Section.

            8.1.3. CERTIFIED RESOLUTIONS. Within twenty days of the Closing, a certified copy of the resolutions of the Board of Directors of Company authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

            8.1.4. OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

         8.2. DOCUMENTS TO BE DELIVERED BY BUYER.

                   At the Closing or a later time specified below, Buyer shall deliver to Company the following documents, in each case duly executed or otherwise in proper form:

            8.2.1. PURCHASE PRICE. Within twenty days of Closing, to the Chief Financial Officer of Loch Harris for disposition, one or more certificates representing, in the aggregate, the Shares as required by Section 3.2 hereof.

            8.2.2. OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Company at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Company may reasonably request.

            8.2.3. CERTIFIED RESOLUTIONS. Within twenty days of Closing, a certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

9.  TERMINATION


         9.1. RIGHT OF TERMINATION WITHOUT BREACH.

                  This Agreement may be terminated without further liability of any party at any time prior to the Closing:

            9.1.1. by mutual written agreement of Buyer and Company; or

            9.1.2. by either Buyer or Company if the Closing shall not have occurred on or before August 15, 2001, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

         9.2. EFFECT OF TERMINATION. Termination of this Agreement shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under Articles 3, 4, 5, 6, and 7 and Sections 10.1 and 10.6 of this Agreement, and any other
provision  for  which   survivorship  is  expressly   provided,   shall  survive
termination.

10.    MISCELLANEOUS

         10.1. Further Assurance. From time to time, at Buyer's request and without further consideration, Company will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the business and assets being transferred hereunder. And, from time to time, at Company's request and without further consideration, Buyer will execute and deliver to Company such documents and take such other action as Company may reasonably request in order to consummate more effectively the transactions contemplated hereby. If any Trade Rights can be protected by copyrights, patents, trademarks, or service marks, then such copyright, patent, trademark, or service mark, as may be applicable, shall be owned solely, completely and exclusively by Buyer, and Company shall each execute such assignments and other documents and provide such assistance as Buyer may reasonably request in order to protect Buyer's ownership of the Trade Rights. Company hereby appoints Buyer as its attorney-in-fact to execute any document that the U.S. Patent and Trademark Office, the U.S. Copyright Office, or any other similar governmental or quasi-governmental entity in any state or foreign country shall require in order to establish, protect, and record Buyer's ownership of all of the rights, title and interests in and to the Trade Rights. This appointment of Buyer as the attorney-in-fact for Company to act hereunder is irrevocable. The terms of this Section 10.1 shall survive the termination of this Agreement and shall continue for fifty (50) years after the termination hereof.

         10.2. ASSIGNMENT, PARTIES IN INTEREST.

            10.2.1. ASSIGNMENT. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may, without consent of the other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Company hereunder.

            10.2.2. PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

         10.3. LAW GOVERNING AGREEMENT. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Maryland , excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         10.4. AMENDMENT AND MODIFICATION. Buyer and Company may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         10.5. NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be (a) personally delivered, or
(b) sent to the parties at their respective addresses by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

         10.6. EXPENSES.

                  Regardless of whether or not the transactions contemplated hereby are consummated:

            10.6.1. EXPENSES OF TRANSACTION. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

            10.6.2. COSTS OF LITIGATION OR ARBITRATION. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement, regardless of whether suit has actually been filed, shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest, unless ordered otherwise by an applicable court or arbitrating authority..

         10.7. ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

         10.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.9. HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof

         10.10. DISCLOSURES AND ANNOUNCEMENTS. Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by either Company or Buyer shall be subject to the prior disclosure to and approval of the other in all essential respects, except that Buyer's approval shall not be required as to any statements and other information which the Company is required submit to the SEC, or the Company's stockholders, or be required to make pursuant to any rule or regulation of the SEC or otherwise required by law, provided that such statement or other information may not include any of the Confidential Information.

            10.1 1. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

         10.12. FUNDING AND EXPENSES. The Company and Buyer agree that subject to the Company securing certain funding acceptable to Buyer, as has been discussed between Buyer and the Company, Buyer will pay and reimburse certain expenses as have been discussed related to the Business, the Purchased Assets and registration of Buyer's stock that has been or will be provided in relation to this Agreement.

11.      ARBITRATION.

Any failure to perform, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be determined exclusively by arbitration in accordance with the provisions of this Section and in accordance with the rules of the American Arbitration Association for arbitrating commercial matters. The arbitration shall be held in Washington, D.C., the surrounding metropolitan area of Maryland, or such other location as the parties shall mutually agree. The arbitrators shall base their award on applicable Maryland law and judicial precedent, and shall accompany their award with written findings of fact and conclusions of law. The decision of the arbitrators shall be binding on the parties, except that any party may appeal the arbitrators' decision by filing an action to reconsider the decision of the arbitrators in a court having jurisdiction hereunder. In any such action the arbitrators' findings of fact shall be conclusive and binding on both parties and the sole questions to be determined by the court shall be (i) whether or not the arbitrators' decision was contrary to Maryland law and judicial precedent, and (ii) if the court determines that the arbitrators' decision was contrary to Maryland law and judicial precedent, then how the dispute shall be resolved based on the arbitrators' findings of facts and Maryland law and judicial precedent. The decision of the court as to the resolution of the dispute under Maryland law and judicial precedent shall supercede the arbitrators' decision. Judgment upon the award rendered by the arbitrators, as modified by the court, if applicable, may be entered in any court having jurisdiction in accordance herewith.

         11.1 SELECTION OF ARBITRATORS. One arbitrator shall be selected by the Company and one by the Consultant, and the arbitrators shall mutually select another arbitrator to serve with them so that there shall be an odd number of arbitrators. Alternatively, the parties may agree to accept a single arbitrator to be mutually agreed upon by the parties. Each person serving as an arbitrator hereunder shall be a professional with excellent academic and professional credentials who has had experience as an arbitrator and at least ten years experience in the field of resolving commercial disputes in the Washington Metropolitan area.

         11.2 DISCOVERY. Each party shall, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised thereby. Other discovery may be ordered by the arbitrators to the extent the arbitrators deem additional discovery appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive.

         11.3 EXPENSES. Each party shall pay its own expenses incurred in any arbitration proceeding, except as may be otherwise provided by the rules of the American Arbitration Association.

         11.4 CONFIDENTIALITY OF PROCEEDINGS. The arbitrators, expert witnesses, stenographic reporters and any other third parties shall sign appropriate nondisclosure agreements in the event that any confidential or proprietary information is or may be disclosed in the arbitration proceedings.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    CDEX INC.
                                    By:     /s/ Malcolm H. Philips, Jr.
                                            ------------------------------------
                                             Malcolm H. Philips, Jr.
                                             Chief Executive Officer


                                    LOCH ILXRRIS, INC.


                                    By:     /s/ Rodney A. Boone
                                            ------------------------------------
                                             Rodney A. Boone
                                             Chief Executive Officer



                                    CHEM TECH, INC.


                                    By:     /s/ Rodney A. Boone
                                            ------------------------------------
                                             Rodney A. Boone
                                             Chief Executive Officer

                                    EXHIBIT A

                                PURCHASED ASSETS

         1. All Company's rights, title and interests in and to any and all Trade Rights. As used herein, the term "Trade Rights" shall mean and include, in relation to the Business, whether operated or conducted by Company or by Contractors on behalf of Company: (i.) all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship, (iii) all patents and patent applications and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition trade secrets, confidential business or commercial information, business plans, marketing strategies, customer lists, vendor lists, technical information, inventions, discoveries (whether or not patentable), techniques, data systems, methods, processes, developments, enhancements, and modifications, and all other proprietary rights, whether oral or written, or in recorded form, tangible or intangible, and all other types of intellectual property which are or have been conceived, reduced to practice, developed, designed or otherwise created, modified or improved by Company or by employees and agents of Company; and (vi) all claims for infringement or breach of any of the foregoing. The Trade Rights shall expressly include, but shall not be limited to, the technology described in Attachment 1, which is attached hereto and incorporated herein as a part hereof.

         2. All the rights, title and interest in and to those assets listed in Sections 1.1 and 1.2 of that certain agreement dated September 1, 1999 between and among System Specialists, Inc., Harold Cauthen, and Wade Poteet, and Company (the "SSI Agreement") except for any equipment already transferred to the Buyer or sold or transferred or discarded by mutual agreement of Buyer and Company, which assets are referred to therein as the Purchased Assets.

         3. All the rights, title and interest in and to the Intellectual Property Rights purchased by and assigned to Company pursuant to all agreements between Company and Henry Blair and/or HM Blair Consulting including that certain Purchase and Assignment of Intellectual Property Rights dated February 22, 1998 by and between Dr. Henry Blair and HM Blair Consulting and Company (the "1998 Blair Agreement").

         4. All the rights, title and interests in and to the Intellectual Property Rights purchased by and assigned to Company pursuant to that certain Purchase and Assignment of Intellectual Property Rights dated June 25, 1999 by and between Dr. Henry Blair and HM Blair Consulting and Company (the "1999 Blair Agreement").

                  5. All the rights, title and interests in and to the Intellectual Property Rights purchased by and assigned to Company pursuant to that certain Agreement dated June 1, 2001 by and among Loch Harris and Operating Team, as defined in that Agreement.

                                    EXHIBIT B


          STOCK RELATING TO UNDERLYING OBLIGATIONS OF COMPANY REGADING
                                  THETECHNOLOGY



This Exhibit B sets forth the listing of the recipients of the Obligation Shares of Buyer to be provided at the direction of the Company to fulfill underlying obligations of the Company with respect to establishing complete ownership and clear title to the Business and Purchased Assets, referenced herein. Buyer did not conduct an independent investigation of the underlying obligations and claims. However, Company provided information that was sufficient to establish the desirability of satisfying the claims.

         1. Frank Jakovac, or his designee -- 325,000 shares of restricted common stock:

         2. Mark E. Baker, or his designee - 2,500,000 shares of restricted common stock:

         3. Rodney A. Boone, or his designee - 1,600,000 shares of restricted common stock.

         4. Coldwater Capital - 3,900,000 shares of restricted common stock.

                                    EXHIBIT C




SCHEDULE OF DISCLOSED  PENDING  INVESTIGATIONS  AND LITIGATION
(THE COMPANY DOES NOT IMPLY OR INFER THAT ANY OF THE MATTERS LISTED BELOW HAVE ANY MERIT.)


PENDING INVESTIGATIONS:

Company represents to the best of its knowledge that there is a pending investigation against Loch, certain of its Officers and Directors, Henry Blair, and possibly others by the Securities and Exchange Commission, the Federal Bureau of Investigation and the Department of Justice. The nature of these investigations involves both questions related to the validity of the ELF and VAAMP technologies that were being demonstrated and/or reported by Loch in the past and the actions of Loch Harris and its Officers and Affiliates with respect to information provided to the public relating to the technologies and issuance and sale of securities.

PENDING LITIGATION:

GARY MURPHY AND DAVID JONES V. LOCH HARRIS, INC., Cause No. GN0033151, in the District Court of Travis County, Texas

                   AGREEMENT REGARDING ASSUMPTION OF LIABILITY


This Agreement is entered into to be effective this 1st day of March, 2002, by and between Loch Harris, Inc., a Nevada corporation (Loch) and CDEX, Inc., a Nevada corporation (CDEX).

Whereas, CDEX and Loch entered into an Asset Purchase Agreement dated August 4, 2001 (APA) In which CDEX purchased from Loch all rights that it had to certain technologies (the "Technology"); and

Whereas, Section 3.2 of the APA provides that Loch would reimburse CDEX for all costs and expenses relating to the preparation, filing and processing of statements to secure registration of the shares except that CDEX would be responsible for providing financial auditing of CDEX; and

Whereas, pursuant to Section 3.2 of the APA, among other things, CDEX provided 13,400,000 shares of "Loch's Shares" to Loch; and

Whereas, pursuant to another earlier agreement, Loch has an obligation it assumed to pay $59,930 to MPR Associates, a firm which performed certain software work; and

Whereas, pursuant to another earlier agreement, Loch has an obligation it assumed to use its best efforts to resolve a purported $62,585 bill from the law firm of Foley and Lardner; and

Whereas, not required by the APA, pursuant to a verbal agreement in relation to the Asset Purchase, Loch had an obligation to provide funds to CDEX. Loch paid $88,900 of that obligation leaving an outstanding balance of $16,404; and

Whereas, Loch and CDEX desire that such obligations be resolved

NOW, THEREFORE for good and valuable consideration hereby acknowledged and the mutual covenants stated herein, the parties agree as follows:

    (1) CDEX assumes the liability of $59,930 to MPR Associates that Loch had assumed and WILL hold Loch harmless from any claim by MPR Associates, its successors, assigns, officers, directors, consultants, agents, employees and partners regarding such liability. CDEX is unaware of any other liability that Loch has with regard to MPR.

    (2) CDEX assumes any liability Loch had in connection with the Foley and Lardner bill and will hold Loch harmless from any claims from Foley and Lardner, its successors, assigns, officers, directors, consultants, agents, employees and partners regarding such liability. CDEX is unaware of any other liability that Loch has with regard to Foley and Lardner.

    (3) CDEX agrees that Loch is not obligated to advance an additional $16,400 in funds, or, except as provided in this Agreement and the APA, advance, reimburse or otherwise provide any other additional funds, assets, goods or services to or on behalf of CDEX, its successors, assigns, officers, or directors pursuant to any agreement, oral or written, and will hold Loch harmless from any such claims.

    (4) Loch agrees that CDE7, its officers, directors, consultants, agents, employees and partners have no obligation to pay or repay any additional funds, assets, goods, or services other than provided in this Agreement to or on behalf of Loch, its successors, assigns, officers, directors, consultants, agents, employees, and partners pursuant to any agreement, oral or written, and will hold CDEX harmless from any such claims.

    (5) CDEX releases Loch from any obligation to fund CDEX's efforts to obtain the registration of CDEX stock as contemplated by the provisions of the APA. CDEX has represented to Loch that it estimates this could cost anywhere from $150,000 to 5300,000. Subject to the foregoing, this release does not relieve Loch of any obligation or liability regarding distribution of CDEX shares that it owns to its shareholders.

    (6) Loch agrees that it will continue to use reasonable efforts to assist CDEX in connection with CDEX's effort to obtain registration of CDEX stock. CDEX agrees to use reasonable efforts to cooperate with Loch in the distribution of Loch's CDEX stack to its shareholders. CDEX acknowledges that Loch has provided accounting and other information relating to the Technology and agrees than Loch will not be required to provide funds for or produce an audit of such numbers. Subject to the foregoing, however, Loch agrees that it will cooperate in continuing to provide information reasonably necessary for the registration process and will cooperate in responding to reasonable inquiries from CDEX in relation to the registration of the CDEX stock.

    (7) In consideration for CDEX's obligations assumed herein and the release of Loch from obligations as expressed herein, Loch agrees to transfer back to CDEX 1,000,000 shares of CDEX stock currently owned by Loch.

    (8) Loch and CDEX both agree that the provisions contained herein do not relieve either Loch or CDEX from any other written obligations contained in the APA including those related to representations, warranties, indemnification, nondisclosure of information and non-competition, it being expressly understood and agreed that provisions of the APA not addressed herein remain unchanged.

    (9) Any term used herein, unless defined differently herein, shall have the meaning as defined in the APA.

    (10) Loch warrants to CDEX that the Loot Board of Directors by majority vote has approved the terms of this Agreement. CDEX warranties to Loch that the CDEX Board of Directors has approved the terms of this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.


                                                                        RAB
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                                                                        MHP
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